UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2021

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 9, 2021, INDUS Realty Trust, Inc. (“INDUS” or the “Company”) issued a press release announcing that it has entered into two separate agreements to acquire, for a combined purchase price of approximately $44.8 million, before transaction costs, two industrial/logistics buildings totaling approximately 450,000 square feet in the Charlotte, North Carolina market.

The first agreement is for the acquisition of a recently constructed industrial/logistics building (the “Charlotte Acquisition”) that has a short-term lease in place. INDUS expects to close on the purchase of the Charlotte Acquisition during the 2022 first quarter. The second agreement, which was announced previously as under a signed letter of intent, is for the acquisition of a to-be-constructed industrial/logistics building (the “Charlotte Forward Acquisition”) which is being developed on speculation by the seller. The Charlotte Forward Acquisition is expected to be delivered vacant upon completion in the 2023 first quarter. INDUS expects to acquire the land and fund portions of the Charlotte Forward Acquisition’s development during 2022 and the first quarter of 2023.

With the addition of the Charlotte Acquisition and Charlotte Forward Acquisition, INDUS will own approximately 1.7 million square feet across eight high quality industrial/logistics buildings in the Charlotte market. Closing on the purchase of the Charlotte Acquisition and Charlotte Forward Acquisition are both subject to a number of contingencies including the satisfactory completion of due diligence by INDUS. There can be no guarantee that the Charlotte Acquisition and Charlotte Forward Acquisition will be completed under their current terms, anticipated timeline, or at all.

A copy of the Company’s December 9, 2021, press release announcing the pending Charlotte Acquisition and Charlotte Forward Acquisition is attached hereto as Exhibit 99.1. The information contained herein and the press release attached as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the expected timing of the closing of the Charlotte Acquisition and Charlotte Forward Acquisition. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s Press Release dated December 9, 2021 (attached hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Date: December 9, 2021		Executive Vice President and Chief Financial Officer